QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-167982) of Government Properties Income Trust and in the related Prospectus of our reports dated February 25, 2011, with respect to the consolidated financial statements and schedule of Government Properties Income Trust, and the effectiveness of internal control over financial reporting of Government Properties Income Trust, included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 25, 2011

QuickLinks

  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm